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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              INSILICON CORPORATION
                             A DELAWARE CORPORATION


                  inSilicon Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware which was originally incorporated in the State of Delaware on November 1, 1999, DOES HEREBY CERTIFY:

                  The Restated Certificate of Incorporation of inSilicon Corporation in the form attached hereto as EXHIBIT A has been duly adopted in accordance with the provisions of Sections 245, 242, 141(f) and 228 of the General Corporation Law of the State of Delaware by the unanimous written consents of (i) each of the directors and (ii) the sole stockholder of the Corporation.

                  The Restated Certificate of Incorporation so adopted reads in full as set forth in EXHIBIT A attached hereto and incorporated herein by this reference.

                  IN WITNESS WHEREOF, we have hereunto set our hands as President and Secretary, respectively, of inSilicon Corporation and hereby affirm under penalties of perjury that the foregoing is our act and deed and the facts herein stated are true, and accordingly have hereunto set forth our hands this 27th day of March, 2000.



                                    /s/ Wayne C. Cantwell
                                    --------------------------------------------
                                    Wayne C. Cantwell, President


ATTEST:           /s/ David J. Power
              -----------------------------------------
              David J. Power, Secretary


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                                                                       EXHIBIT A


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              INSILICON CORPORATION
                             A DELAWARE CORPORATION


                                    ARTICLE I

                                      NAME

                  The name of the corporation is inSilicon Corporation (the "Corporation").

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

                  The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

                                    PURPOSES

                  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

                                   ARTICLE IV

                                  CAPITAL STOCK

                  The Corporation shall be authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of both classes of stock which the Corporation has authority to issue is one hundred fifteen million (115,000,000) shares, consisting of: one hundred million (100,000,000) shares of Common Stock, $0.001 par value per share, and fifteen million (15,000,000) shares of Preferred Stock, $0.001 par value per share.


                  The Board of Directors of the Corporation (the "Board of Directors") is authorized, subject to limitations prescribed by applicable law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock from time to time in one or more series, each of which series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, shall consist of such number of shares, shall be issued for such consideration and shall otherwise have such powers, designations, preferences and relative,


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participating, optional or other rights, if any, and such qualifications, limitations or restrictions, if any, as shall be stated in such resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with applicable law.

                  The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

                  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in this Certificate of Incorporation or in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this
Article IV that shall be in effect under the General Corporation Law of the State of Delaware (a "Preferred Stock Designation"), the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

                  The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V

                              ELECTION OF DIRECTORS

                  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of the Corporation, but in no event shall the number of directors be fewer than three. The directors, other than those who may be elected solely by the holders of any series of Preferred Stock (unless the relevant Preferred Stock Designation shall so provide), shall be divided into three classes, as nearly equal in number as possible, designated "Class I," "Class II" and "Class III." Directors of each class shall serve for a term ending on the third annual meeting of stockholders following the annual meeting at which such class was elected, except that the term of office of the initial Class I


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director shall expire on the date of the annual meeting in 2001, the term of office of the initial Class II directors shall expire on the date of the annual meeting in 2002 and the term of office of the initial Class III directors shall expire on the date of the annual meeting in 2003. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless such director shall die, resign, retire or be disqualified or removed.

                  At all elections of directors, the directors chosen to succeed those directors whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not be as nearly equal as possible, the Board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall be as nearly equal as possible.

                  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies in the Board of Directors resulting from one or more directors' death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office at any time, with or without cause and by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding Voting Stock, voting together as a single class, at a meeting called for that purpose; PROVIDED, HOWEVER, that effective as of the date on which Phoenix Technologies Ltd. ("Phoenix") and its affiliates cease to be the beneficial owner of an aggregate of at least a majority of the then outstanding shares of common stock (the "Trigger Date"), subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding Voting Stock, voting together as a single class, at a meeting called for that purpose.

                  Elections of directors of the Corporation need not be by written ballot except and to the extent the by-laws of the Corporation (the "By-Laws") so provide.

                  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this
Article V. For purposes of this Certificate of Incorporation, "Voting Stock" shall mean the


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outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                   ARTICLE VI

                        POWERS OF THE BOARD OF DIRECTORS

                  In furtherance and not in limitation of the powers conferred by applicable law, the Board of Directors shall have the power to (1) adopt, amend or repeal By-Laws, subject to the power of the stockholders of the Corporation under the General Corporation Law of the State of Delaware to adopt, amend or repeal any By-Law; PROVIDED, HOWEVER, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by applicable law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required for stockholders to adopt, amend or repeal any provision of the By-Laws; and (2) from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with clause (1) of the preceding sentence. The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the powers and authorities expressly conferred upon it by applicable law.

                                   ARTICLE VII

                             LIABILITY OF DIRECTORS

                  To the fullest extent permitted by the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation. Without limiting the effect of the preceding sentence, if the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                  Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.


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                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Each person who is or was a director or officer of the Corporation, or each such person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) and any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation, and to any such persons serving as directors, officers, employees or agents of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's right to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater than or different from that provided in this Article VIII.

                                   ARTICLE IX

                             ACTION BY STOCKHOLDERS

                  Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation (either by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; PROVIDED, HOWEVER, that effective as of the Trigger Date, a corporate action required or permitted to be taken by the stockholders of the Corporation must be effected only at a duly called annual or special meeting of stockholders and may not be effected by written consent in lieu of such a meeting.

                  Effective as of the Trigger Date, unless otherwise prescribed by law and subject to any preferential rights of any outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the


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Chairman of the Board of Directors, the President or, at the request in writing of a majority of the members of the Board of Directors, any officer of the Corporation, and effective as of the Trigger Date, any power of the stockholders of the Corporation to call a special meeting is specifically denied.

                  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Common Stock, voting as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article IX.

                                    ARTICLE X

                                   AMENDMENTS

                  Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; PROVIDED, HOWEVER, that any amendment or repeal of Article VII or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and PROVIDED FURTHER that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.


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